Exhibits 10.2 and 10.4

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

___________________, LLC

[Parent LLC]

UNSECURED PROMISSORY NOTE

No. [2015 - ____]

$____________________

______________, 2015

FOR VALUE RECEIVED, _____________________, LLC, a Georgia limited liability company, and its successors and assigns (the "Maker"),  promises to pay to the order of ___________________________________  ("Holder") at  ________________________________, or at such other place as Holder may from time to time designate in writing, the principal sum of ______________________________________ 00/100 Dollars ($________) (the “Note Amount”) in lawful money of in lawful money of the United States of America, together with interest on so such thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

This Unsecured Promissory Note (this “Note”) is one of an authorized series of Maker’s promissory notes issued in varying denominations, numbered consecutively and limited to the aggregate principal amount of  $_________________ (the “Series”).  The Notes are and will be issued under and pursuant to an Agreement Among Lenders of even date herewith between Maker and Holder and other holders of Notes in this Series.

.

Interest.  Borrower agrees to pay interest on the Note Amount outstanding from time to time at the rate of _____________ percent (__%) per annum [current rate of interest on mezzanine loan] (“Base Rate”) commencing on the date hereof and continuing until the Maturity Date or the repayment in full of the Note, whichever is first to occur. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the rate per annum.  All accrued and unpaid interest shall be due and payable quarterly on or before January 1, April 1, July 1 and October 1 of each year until the Note Amount has been paid in full.

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Payment/Maturity Date/Prepayment.  If not previously paid in accordance with the Loan Agreement, the Note Amount will be due and payable ____________, 2017 [18 months from the date of issuance] (the "Maturity Date"), subject to acceleration upon the occurrence of an Event of Default.   Maker shall have the right to prepay the Note Amount from time to time without penalty; provided that any prepayment shall be made pari passu with all outstanding Notes of this Series.

3.

Redemption Premium.  Upon the repayment and redemption of all or any portion of the Note Amount, the Holder shall be entitled to payment of a Redemption Premium in an amount equal to 5% of the principal amount of the Note being repaid, regardless of when such repayment shall occur.

4.

Default Interest and Attorney Fees.  Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate equal to the Base Rate plus four (4) percentage points from the date or default, or the date of advance, as applicable.  In the event of default, the Maker and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

5.

No Collateral and Pari Passu.  This Note is unsecured and represents a general obligation of Maker. This Note is one of a series of Notes issued by Maker under the Agreement Among Lenders  in the aggregate principal amount of $__________________.  No payments will be made to the Holder of this Note unless a proportional payment (based on outstanding principal amount) is made with respect to all other Notes of the Series.  Upon liquidation, this Note will be treated in pari passu with all other Notes.

6.

Costs of Collection.  Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, Maker shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not.  Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Maker or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

7.

Default. The occurrence at any time of any of the following events, which event shall remain uncured after thirty (30) days’ written notice,  shall be deemed to be an Event of Default hereunder:

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Maker's failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.

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Any breach or violation of any agreement or covenant contained in this Note,  the Agreement Among Lenders, or in any other document or instrument evidencing, or relating to the indebtedness evidenced by this Note.

Upon an Event of Default, the rights of Holder shall be governed exclusively by the provisions of the Agreement Among Lenders to which Holder is a party.

8.

Application of Payments.  Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order:  (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal.

9.

Assignment of Note.  This Note may not be assigned by either party without the written consent of the other party.

10.

Non-Waiver.  No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note.  A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

11.

Maximum Interest.  In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law.  If the performance or fulfillment of any provision hereof, or any agreement between Maker and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit.  If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Maker) and not to the payment of Interest.

12.

Purpose of Loan.  Maker certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.

13.

Waiver of Presentment.  Maker and the endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation shall be jointly and severally liable for such obligation and hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, and any and all lack of diligence or delays in collection or enforcement hereof.  Said parties consent to any modification or extension of time (whether one or more) of payment hereof, the release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation.  Any modification, extension, or release may be without notice to any such party and shall not discharge said party's liability hereunder.

14.

Governing Law.  As an additional consideration for the extension of credit, Maker and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Holder's residence or domicile and the provisions hereof will be construed in accordance with the laws of such state, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in said state, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

15.

Binding Effect.  The term "Maker" as used herein shall include the original Maker of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Maker of this Note alone as Maker unless Holder has consented in writing to the substitution of another party as Maker.  The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.

16.

Relationship of Parties.  Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Maker and Holder, Holder is acting hereunder as a lender only.

17.

Severability.  Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

18.

Amendment.  This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

19.

Time of the Essence.  Time is of the essence for the performance of each and every obligation of Maker hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Note this ______ day of  ___________________, 2015.

_______________________________, LLC

A _________________ limited liability company

By: